UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2012 (February 27, 2012)

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas		66612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 8.01 Other Events

Issuance of $250 million of First Mortgage Bonds

On March 1, 2012, Westar Energy, Inc. (the “Company”) expects to settle the issuance and sale of $250,000,000 aggregate principal amount of its First Mortgage Bonds, 4.125% Series due 2042 (the “Bonds”), pursuant to an underwriting agreement dated February 27, 2012 among the Company and Barclays Capital Inc., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters listed therein. The Bonds will be a separate series of securities issued and secured by the Mortgage and Deed of Trust, dated as of July 1, 1939, between the Company and the Bank of New York Mellon Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (the “Mortgage”), and supplemented and amended by forty-one indentures supplemental thereto (together, the “Supplemental Indentures”), and will be further amended and supplemented by a forty-second supplemental indenture thereto (together with the Mortgage and the Supplemental Indentures, the “Amended Mortgage”), the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Company will pay interest on the Bonds on March 1 and September 1 of each year, beginning on September 1, 2012. The Bonds will bear interest at a rate of 4.125% per year and will mature on March 1, 2042. Prior to September 1, 2041, the Company may redeem the Bonds, in whole at any time, or in part from time to time at a redemption price equal to the greater of: (a) 100% of the principal amount redeemed, plus accrued and unpaid interest on those Bonds to the redemption date, or (b) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 20 basis points, plus accrued and unpaid interest on those Bonds to the redemption date. On or after September 1, 2041, the Company may redeem the Bonds, in whole at any time, or in part from time to time at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest on those Bonds to the redemption date. The Bonds will be secured equally with all other bonds outstanding or hereafter issued under the Mortgage. The Bonds will be issued in minimum denominations of $2,000 and in multiples of $1,000.

The Bonds will be issued pursuant to a registration statement on Form S-3 (File No. 333-165889) previously filed with the Securities and Exchange Commission on April 2, 2010 (the “Registration Statement”). The foregoing description of the Bonds and the Amended Mortgage is qualified by reference to the description of the Bonds presented under the caption “Description of Bonds” in the prospectus supplement dated February 27, 2012 and filed with the Securities and Exchange Commission on February 28, 2012 and under the caption “Description of First Mortgage Bonds” in the prospectus contained in the Registration Statement and the full text of the Amended Mortgage.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement among the Company and Barclays Capital Inc., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters

4.1	Form of Forty-Second Supplemental Indenture, dated as of March 1, 2012, by and between the Company and the Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank

5.1	Opinion of Larry D. Irick

23.1	Consent of Larry D. Irick (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: February 28, 2012	By:	/S/ LARRY D. IRICK
Name: Larry D. Irick
Title: Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. as representatives of the several underwriters

4.1	Form of Forty-Second Supplemental Indenture, dated as of March 1, 2012, by and between the Company and the Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank

5.1	Opinion of Larry D. Irick

23.1	Consent of Larry D. Irick (contained in Exhibit 5.1)